UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2005

GRAMERCY CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	001-32248 (Commission File Number)	06-1722127 (IRS Employer ID. Number)

420 Lexington Avenue, New York, New York (Address Of Principal Executive Offices)	10170 (Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                          Other Events

On February 24, 2005, Gramercy Capital Corp. originated a $58.6 million loan secured by a first mortgage on a portfolio of three office buildings located in San Jose, California. The properties comprise approximately 454,000 rentable square feet. The investment matures in 24 months, with three one-year extension options, and bears interest at a rate of LIBOR plus 300 basis points. The investment is secured by a cross-collateralized and cross-defaulted lien on the three properties.  The initial amount funded under the loan commitment was approximately $27.4 million and was used to fund a portion of the purchase price of the properties. The unfunded commitment amount of $31.2 million will be used primarily to fund certain capital costs necessary to lease the buildings.

Item 9.01.              Exhibits

(c)           Exhibits

99.1    Press Release dated March 2, 2005

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gramercy Capital Corp.

By:	/s/ Robert R. Foley
Robert R. Foley
Chief Financial Officer

Date:  March 2, 2005